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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                               December 28, 1995

                            W.R. BERKLEY CORPORATION
            (Exact name of registrant as specified in its charter)



       Delaware               0-7849           22-1867895
(State of incorporation or   (Commission     (I.R.S. Employer
 organization)                File No.)       Identification No.)



165 Mason Street, P.O. Box 2518
    Greenwich, Connecticut                            06836-2518
(Address of principal executive offices)               Zip Code



       Registrant's telephone number, including area code:  203-629-3000













                               Page 1 of 8 pages
                        Exhibit Index appears on page 4
















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Item 5.   OTHER EVENTS.

     On December 28, 1995, the Registrant increased its ownership of Signet Star Holdings, Inc. ("Signet Star Holdings") to 100% from 60% by completing the previously announced purchase of all of the capital stock of Signet Star Holdings owned by General Re Corporation ("General Re"). The Registrant effected the purchase by issuing to General Re approximately 450,000 shares of Series B Cumulative Redeemable Preferred Stock of the Registrant having an aggregate liquidation preference of $68,800,000. The Registrant also guaranteed a senior subordinated promissory note of Signet Star Holdings in the principal amount of $35,793,085, which matures July 1, 2003 and bears interest at the rate of 6.5%. The note was issued by Signet Star Holdings to General Re in exchange for the convertible note of the same principal amount previously issued to General Re.

     Effective January 2, 1996, the Board of Directors of the Registrant elected John D. Vollaro as President and Chief Operating Officer. Mr. Vollaro, 51, is currently a Director of the Registrant and President and a Director of Signet Star Holdings. Mr. Vollaro previously held various positions as an officer of the Registrant from 1974 until 1993. At the time he became President of Signet Star Holdings, he was Executive Vice President, Chief Financial Officer and Treasurer of the Registrant.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

     The following Exhibits are filed as part of this report.

     Exhibit 1.  Press release issued by Registrant on January 2, 1996.

     Exhibit 2.  Press release issued by Registrant on January 3, 1996.

































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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              W.R. BERKLEY CORPORATION
                                    (Registrant)



Dated:  January 4, 1996       By: /s/ Robert S. Gorin
                              Name:   Robert S. Gorin
                              Title:  Senior Vice President,
                                      General Counsel and
                                      Secretary
















































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                                 EXHIBIT INDEX

 EXHIBIT


1              Press Release issued by Registrant on
               January 2, 1996

2              Press Release issued by Registrant on
               January 3, 1996